                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                                VIAD CORP
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                                     [LOGO]

                                   VIAD TOWER
                          PHOENIX, ARIZONA 85077-2227

Robert H. Bohannon
CHAIRMAN, PRESIDENT AND
CHIEF EXECUTIVE OFFICER

                                                                  March 31, 1999

Dear Stockholder:

    Our 1999 Annual Meeting of Stockholders will be held on Tuesday, May 11, at 9:00 a.m., in the Ballroom of The Ritz-Carlton Phoenix, 2401 East Camelback Road, Phoenix, Arizona. The meeting will begin promptly at 9:00 a.m., so please plan to arrive earlier.

    The formal notice of the meeting is on the next page. No admission tickets or other credentials will be required for attendance at the meeting. You may use the hotel's free valet parking.

    Directors and officers will be available before and after the meeting to speak with you. There will be an opportunity during the meeting for your questions regarding the affairs of the Corporation and for discussion of the business to be considered at the meeting as explained in the notice and proxy statement.

    Your vote is important. Whether you plan to attend or not, please sign, date, and return the enclosed proxy card in the envelope provided, or you may access the automated telephone voting feature which is described on your proxy card. If you plan to attend the meeting, you may vote in person.

                                          Sincerely,

                                                        [LOGO]

                                     [LOGO]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 -------------

                                                                  March 31, 1999

To Viad Corp Common Stockholders:

    We will hold the Annual Meeting of Stockholders of Viad Corp, a Delaware corporation, in the Ballroom of The Ritz-Carlton Phoenix, 2401 East Camelback Road, Phoenix, Arizona 85016, on Tuesday, May 11, 1999, at 9:00 a.m., Mountain Standard Time. The purpose of the meeting is to:

    1.  Elect two directors;

    2. Ratify appointment of Deloitte & Touche LLP as our independent auditors for 1999; and

    3. Consider any other matters which may properly come before the meeting and any adjournments.

    Only stockholders of record of common stock at the close of business March 12, 1999, are entitled to receive this notice and to vote at the meeting. A list of stockholders entitled to vote will be available at the meeting for examination by any stockholder for any proper purpose. The list will also be available on the same basis for ten days prior to the meeting at our offices at Viad Tower, 1850 North Central Avenue, Phoenix, Arizona.

    Our 1998 Annual Report, including financial statements, is included with your proxy statement.

    To assure your representation at the meeting, please access the automated telephone voting feature described on the proxy card, or vote, sign and mail the enclosed proxy as soon as possible. We have enclosed a return envelope, which requires no postage if mailed in the United States, for that purpose. Your proxy is being solicited by the Board of Directors.

                                          SCOTT E. SAYRE
                                          SECRETARY

                     PLEASE VOTE -- YOUR VOTE IS IMPORTANT

                                   VIAD CORP
                           1850 NORTH CENTRAL AVENUE
                          PHOENIX, ARIZONA 85077-2227

                         ANNUAL MEETING OF STOCKHOLDERS
                                PROXY STATEMENT

       ANNUAL MEETING  Tuesday, May 11, 1999              The Ritz-Carlton Phoenix
                       9:00 a.m., Mountain Standard Time  2401 East Camelback Road
                                                          Phoenix, Arizona

               AGENDA  1.  Elect two directors.

                       2. Ratify the appointment of Deloitte & Touche LLP as our independent auditors for 1999.

                       3.  Any other proper business.

 PROXIES SOLICITED BY  The Board of Directors.

   FIRST MAILING DATE  We anticipate first mailing the proxy statement on March 31, 1999.

          RECORD DATE  March 12, 1999. On the record date, we had 99,082,458 shares of our common stock outstanding.

               VOTING  If you were a holder of common stock on the record date, you may vote at the meeting. Each share held by you is entitled to one vote.
                       You can vote in person at the meeting, or by automated telephone voting, or you can vote by proxy.

              PROXIES  We will vote signed returned proxies "FOR" the Board's nominees and
                       "FOR" agenda item 2 unless you vote differently on the proxy card.
                       The proxy holders will use their discretion on other matters. If a nominee cannot or will not serve as a director, proxy holders will vote for a person whom they believe will carry on our present policies.

  REVOKING YOUR PROXY  You may revoke your proxy before it is voted at the meeting. To revoke, follow the procedures listed on page 21 under "Voting
                       Procedures/Revoking Your Proxy."

        YOUR COMMENTS  Your comments about any aspects of our business are welcome.
                       Although we may not respond on an individual basis, your comments receive consideration and help us measure your satisfaction.

   PROMPT RETURN OF YOUR PROXY WILL HELP REDUCE THE COSTS OF RESOLICITATION.

                       PLEASE VOTE -- YOUR VOTE IS IMPORTANT

                                              ELECTION OF DIRECTORS

      BOARD STRUCTURE  The Board of Directors of the Corporation consists of eight persons divided into three classes or groups. The term of one class of directors expires at each annual meeting, and persons are elected to that class for terms of three years. Two directors will be elected at this year's annual meeting.

                                                DIRECTOR NOMINEES

                       The Board of Directors has nominated Ms. Judith K. Hofer and Mr.
                       Jack F. Reichert for election at the annual meeting. Each nominee is currently a member of the Board of Directors and has agreed to serve another term if elected. Information about the director nominees is presented below:

FOR TERMS EXPIRING AT  Judith K. Hofer        President and Chief Executive Officer of Filene's,
      THE 2002 ANNUAL                         a retail department store division of The May
              MEETING                         Department Stores Company. Age 59. Director since
                                              1984.

                       Jack F. Reichert       Chairman of the Board, Retired, of Brunswick
                                              Corporation, a leader in marine power, pleasure
                                              boating and recreation products and services.
                                              Trustee, Carroll College; Director, Professional
                                              Bowlers Association. Age 68. Director since 1984.

                       THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THESE NOMINEES.

                                             DIRECTORS CONTINUING IN OFFICE

                       Six directors will continue in office until expiration of their designated terms. Information about the directors continuing in office is presented below:

    TERMS EXPIRING AT  Robert H. Bohannon     Chairman, President and Chief Executive Officer of
      THE 2000 ANNUAL                         the Corporation. Age 54. Director since 1996.
              MEETING  Douglas L. Rock        Chairman of the Board and Chief Executive Officer
                                              of Smith International, Inc., a worldwide supplier
                                              of products and services to the oil and gas
                                              drilling and production industry. Age 52. Director
                                              since 1996.

                       John C. Tolleson       Founder and former Chairman and Chief Executive
                                              Officer of First USA, Inc., a financial services
                                              company specializing in the credit card business;
                                              and currently Chief Executive Officer and owner of
                                              The Tolleson Group, a private investment group.
                                              Also a director of Bank One Corporation, Capstead
                                              Mortgage Corporation, First National Bank of
                                              Chicago, Haggar Corporation and Paymentech, Inc.
                                              Age 50. Director since 1997.

    TERMS EXPIRING AT  Jess Hay               Chairman, Texas Foundation for Higher Education,
      THE 2001 ANNUAL                         and Chairman of HCB Enterprises Inc, a private
              MEETING                         investment firm. Retired Chairman and Chief
                                              Executive Officer of Lomas Financial Group. Also a
                                              director of Exxon Corporation, SBC Communications,
                                              Inc. and Trinity Industries, Inc. Age 68. Director
                                              since 1981.

                       Linda Johnson Rice     President and Chief Operating Officer and a
                                              director of Johnson Publishing Company, Inc.,
                                              publisher of Ebony and other magazines. Also a
                                              director of Bausch & Lomb Incorporated and
                                              Kimberly-Clark Corporation. Age 41. Director since
                                              1992.

                       Timothy R. Wallace     President and Chief Executive Officer and a
                                              director of Trinity Industries, Inc., a
                                              manufacturer of railcars and equipment. Age 45.
                                              Director since 1996.

                                                   BOARD INFORMATION

       BOARD MEETINGS  The Board of Directors held 4 regular meetings and 3 special meetings during 1998. Each director attended at least 75% of his or her Board and committee meetings except for Mr. Tolleson who was unable to attend certain meetings due to commitments made prior to his election as a member of the Board.

     BOARD COMMITTEES  Committees of the Board met periodically during the year, usually in conjunction with regular meetings of the Board. The Board has established the following standing committees to deal with particular areas of responsibility:

                       THE EXECUTIVE COMMITTEE exercises all the powers of the Board when the
                       Board is not in session, except as limited by law and by resolutions of the Board. The committee held 13 meetings during 1998. Current members:
                       Mr. Reichert, Chairman; Ms. Hofer; and Messrs. Bohannon, Hay and Rock.

                       THE AUDIT COMMITTEE recommends to the Board appointment of our independent auditors and reviews audit reports, accounting policies, financial statements, interest rate swap reports, internal audit reports, corporate compliance programs, internal controls, audit fees, and certain officer expenses, and during 1998, progress toward Year 2000 compliance. The committee met 3 times in 1998. All members of this committee are nonemployee directors. Current members: Ms. Hofer, Chairman; Ms. Rice; and
                       Messrs. Reichert, Rock and Tolleson.

                       THE HUMAN RESOURCES COMMITTEE reviews, for recommendation to the Board, the salary of the Chief Executive Officer, and approves salaries and compensation of executive officers. The committee also approves incentive compensation targets and awards under various compensation plans and grants under our incentive stock plans. The committee met 5 times in 1998.
                       All members of this committee are nonemployee directors. Current members:
                       Mr. Hay, Chairman; Mmes. Hofer and Rice; and Messrs. Tolleson and Wallace.

                       THE CORPORATE GOVERNANCE AND NOMINATING COMMITTEE is responsible for proposing a slate of directors for election by the stockholders at each annual meeting and for proposing candidates to fill any vacancies on the
                       Board. The committee also reviews and from time to time proposes changes to the Corporation's system of corporate governance. The committee met 2 times in 1998. All members of this committee are nonemployee directors.
                       Current members: Ms. Rice, Chairman; and Messrs. Hay and Wallace. Mr.
                       Bohannon is an ex-officio member of this committee.

                                               COMPENSATION OF DIRECTORS

   RETAINERS AND FEES  Nonemployee directors receive an annual retainer of $30,000 and committee chairmen receive an additional annual retainer of $5,000. Nonemployee directors also receive a fee of $1,600 for each Board meeting attended and a fee of $1,500 for each committee meeting attended. Directors are reimbursed for all expenses related to their service as directors.

DEFERRED COMPENSATION  Nonemployee directors may defer all or part of their retainers and fees
                 PLAN  pursuant to the Directors' Deferred Compensation Plan. These amounts can be deferred in the form of stock units related to the price of the
                       Corporation's common stock or in the form of cash. Deferred accounts are credited quarterly with dividend equivalents in the case of stock unit accounts and interest at a long-term medium-quality bond rate in the case of cash accounts. Deferred amounts are payable after a director ceases to be a Board member.

        OPTION GRANTS  Nonemployee directors receive an initial grant of non-qualified options when they become directors and an additional grant each year of their term. Options to purchase 3,600 shares were granted to each nonemployee director holding office on May 11, 1998, at an exercise price of $24.7813, the average market price on the day of grant.

     CHARITABLE AWARD  All directors participate in the Directors' Charitable Award Program. The
              PROGRAM  program, a part of our overall support for charities, provides for contributions by the Corporation on behalf of each participating director of $100,000 per year to one or more charitable organizations designated by the director. The contributions will be made over a period of ten years following the director's death. The program is being funded through the purchase of life insurance on the life of each director, with the
                       Corporation as beneficiary.

       OTHER BENEFITS  We provide nonemployee directors with accidental death and dismemberment insurance benefits of $300,000, and travel accident insurance benefits of
                       $250,000 when they are traveling on corporate business.

                                               MANAGEMENT STOCK OWNERSHIP

 OWNERSHIP GUIDELINES  We believe it is important to align the financial interests of our directors and officers with those of our stockholders. Guidelines have been adopted which specify the minimum amount of stock that directors and officers are expected to

                       own on a direct basis, meaning stock or stock units which are subject to market risk, not simply held under option. Stock units are subject to market risk in the same manner as common stock because they have a value equal to the market price of our common stock.

                       The guidelines call for each officer to own stock or stock units which have a value within a range of one and one-half to five times that individual's annual salary, depending on salary level. The guidelines also call for each nonemployee director to own stock or stock units which have a value equal to five times the annual retainer payable to a director.
                       Most of our directors and officers have reached their goals, and the remainder are continuing to invest toward achieving their goals.

                       The first table below provides information concerning the beneficial ownership of our common stock by directors and executive officers of Viad, individually and as a group. The second table provides more detailed information concerning director ownership of Viad common stock, options and stock units. Information in the ownership tables is as of March 12,
                       1999.

         DIRECTOR AND                                           AMOUNT AND NATURE
    EXECUTIVE OFFICER                                                  OF            PERCENT OF
            OWNERSHIP  NAME                                        BENEFICIAL          CLASS
                       ---------------------------------------      OWNERSHIP      --------------
                                                                -----------------
                       George H. Alvord.......................         55,242              *
                       Robert H. Bohannon.....................        346,360              *
                       Charles J. Corsentino..................        158,369              *
                       Jess Hay...............................         38,166              *
                       Judith K. Hofer........................         74,593              *
                       L. Gene Lemon (Retired)................        617,794              *
                       Frederick J. Martin (Deceased).........        428,324              *
                       Philip W. Milne........................         99,959              *
                       John A. Modzelewski....................         20,905              *
                       Paul B. Mullen.........................         55,496              *
                       Ronald G. Nelson.......................        218,050              *
                       Peter J. Novak.........................        197,754              *
                       Jack F. Reichert.......................         75,744              *
                       Linda Johnson Rice.....................         71,744              *
                       Douglas L. Rock........................         17,250              *
                       Scott E. Sayre.........................         41,307              *
                       Richard C. Stephan (Retired)...........        308,191              *
                       John C. Tolleson.......................         56,800              *
                       Timothy R. Wallace.....................         17,250              *
                       Wayne A. Wight.........................         80,518              *
                       All Directors and Executive Officers as
                       a Group (20 persons)...................      2,979,816(1)         3.0%

                   *   Less than one percent.
                    -----------------------------------------------------

                   (1) Includes 253,600 shares of performance-based stock, which will not be earned unless performance targets are met, and 1,937,401 shares of common stock subject to stock options which were exercisable as of March 12, 1999, or within 60 days thereafter, by the directors and executive officers listed above.

             DIRECTOR                           YEAR FIRST  BENEFICIAL  UNEXERCISABLE   STOCK
            OWNERSHIP  NAME                      ELECTED    OWNERSHIP(1)   OPTIONS   UNITS(2)     TOTAL
                       -----------------------  ----------  ----------  -----------  ---------  ---------
                       Robert H. Bohannon.....       1996     346,360      85,000       51,575    482,935
                       Jess Hay...............       1981      38,166       4,250       54,799     97,215
                       Judith K. Hofer........       1984      74,593       4,250       52,092    130,935
                       Jack F. Reichert.......       1984      75,744       4,250       58,700    138,694
                       Linda Johnson Rice.....       1992      71,744       4,250        9,041     85,035
                       Douglas L. Rock........       1996      17,250       4,250        4,983     26,483
                       John C. Tolleson.......       1997      56,800       6,800        1,392     64,992
                       Timothy R. Wallace.....       1996      17,250       4,250        2,238     23,738

                       Totals.................                697,907     117,300      234,820  1,050,027

                    -----------------------------------------------

                   (1) Beneficial ownership includes common stock owned plus common stock that a director can acquire at March 12, 1999, or 60 calendar days thereafter, through the exercise of stock options. Direct ownership of common stock, excluding exercisable options, is as follows:
                         Mr. Bohannon, 124,890 (including 80,900 shares of performance-based stock which will not be earned unless performance targets are met); Mr. Hay,10,000; Ms. Hofer, 26,477; Mr. Reichert, 1,000; Ms. Rice, 3,000;
                         Mr. Rock, none; Mr. Tolleson, 50,000; and Mr. Wallace, none.

                   (2) In the case of Mr. Bohannon, represents stock units held under the Deferred Compensation Plan for executives and in the case of all other directors, represents stock units held under the Deferred Compensation Plan for directors.

                          SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

                    The table below provides certain information regarding those persons known by the Corporation to be the beneficial owners of more than 5% of the Corporation's outstanding common stock.

                                                                AMOUNT AND NATURE
                                                                       OF
   CERTAIN BENEFICIAL                                              BENEFICIAL       PERCENT OF
               OWNERS  NAME AND ADDRESS                             OWNERSHIP          CLASS
                       ---------------------------------------  -----------------  -------------
                       Brinson Partners, Inc.
                       209 S. LaSalle Street
                       Chicago, Illinois 60604                    5,421,459(1)           5.5%

                       FMR Corp.
                       82 Devonshire Street
                       Boston, Massachusetts 02109               12,923,548(2)          13.0%

                       Loomis, Sayles & Company, L.P.
                       One Financial Center
                       Boston, Massachusetts 02111                5,961,907(3)           6.0%

                    --------------------------------------------------------

                   (1) The ownership information set forth herein is based on material contained in a Schedule 13G, dated February 3, 1999, filed with the SEC. Brinson Partners, Inc., an indirect wholly owned subsidiary of UBS AG, has shared voting power and shared dispositive power for all shares owned.

                   (2) The ownership information set forth herein is based on material contained in a Schedule 13G, dated February 1, 1999, filed with the SEC. FMR Corp. has sole voting power for 227,900 shares and sole dispositive power for all shares owned.

                   (3) The ownership information set forth herein is based on material contained in a Schedule 13G, dated February 10, 1999, filed with the SEC. Loomis, Sayles & Company, L.P. has sole voting power for 3,820,265 shares, shared voting power for 63,000 shares, and sole dispositive power for all shares owned.

                       ---------------------------------------------------

                       THE FOLLOWING HUMAN RESOURCES COMMITTEE REPORT AND STOCKHOLDER RETURN
                       PERFORMANCE GRAPH WILL NOT BE INCORPORATED BY REFERENCE INTO ANY PRESENT
                       OR FUTURE FILINGS WE MAKE WITH THE SECURITIES AND EXCHANGE COMMISSION,
                       EVEN IF THOSE REPORTS INCORPORATE ALL OR ANY PART OF THIS PROXY STATEMENT.

                                            HUMAN RESOURCES COMMITTEE REPORT

                  THE  The Human Resources Committee of the Board is comprised solely of
            COMMITTEE  independent directors. The committee oversees development and implementation of an executive compensation strategy designed to enhance profitability and stockholder value. Advice and assistance from independent compensation consultants is obtained periodically in connection with various matters.

              OVERALL  Our compensation program is designed to closely align the financial
           OBJECTIVES  interests of our executives and key employees with the financial interests of our stockholders. Specific objectives are to:

                       -  Maximize stockholder value

                       -  Provide a competitive compensation package

                       -  Attract and retain the best executive talent

                       -  Motivate executives and key employees to achieve our key business goals

                       -  Put a significant amount of pay at risk in keeping with our pay-for-
                          performance objective

                       -  Encourage "at risk" investment in the Corporation through ownership of common stock or stock units of the Corporation

                       -  Balance short-term and long-term strategic goals

MANAGING COMPENSATION  We conduct an in-depth review of the Corporation's executive compensation program each year. Our review is based in part on a comprehensive study by a nationally recognized independent consulting firm. Their study helps us to assess the effectiveness of our compensation program and also provides a comparison relative to compensation practices and costs typical among a group of companies in comparable industries among which the Corporation competes for executive talent.

                       Our executive compensation program is focused on performance-based criteria and is designed to ensure that incentive compensation is earned only to the extent that aggressive performance targets are achieved.

        COMPONENTS OF  Total compensation for our executive officers includes:
         COMPENSATION  -  Base salary

                       -  Annual and long-term incentives

                       -  Benefits

                       A significant amount of executive compensation is based on achievement of corporate or operating company performance goals. For example, annual and long-term incentive compensation at target levels comprises approximately
                       74% of the aggregate compensation package for Mr. Bohannon and approximately 60% for other executive officers. Our compensation program is designed to reinforce our pay-for-performance commitment and to encourage executive officers to focus on maximizing stockholder value.

                       Benefits and perquisites are generally similar to those provided by our compensation comparator companies.

          BASE SALARY  We evaluate base salaries of executive officers every year. The evaluation is based on the individual's performance during the prior period and independent compensation surveys of comparator companies.

               ANNUAL  Executive officers are eligible for an annual cash bonus based on
           INCENTIVES  achieving corporate and operating company performance targets established at the beginning of each year. The awards for 1998 reflect the extent to which targets for the following performance goals were met or exceeded:

                       -  Corporate level: Income per share from continuing operations and other specified performance measurements including reduction of noncore assets, cash flow growth, liability management, corporate center cost control, and effective and timely Year 2000 compliance.

                       -  Operating company level: Net income and other specified performance measurements including revenue growth, operating income margin growth, profitability per employee, effective and timely Year 2000 compliance, and reductions in working capital.

                       Target awards are established for each executive officer as a percentage of salary. Target awards in 1998 ranged from 40% to 75% of the executive's base salary, depending on the level of responsibility. Actual bonus awards at the corporate level can range from no award to a maximum of 170% of target, depending on achievement of corporate goals and discretionary adjustment based on individual performance. Actual bonus awards at the operating company level can range from no award to a maximum of 178.5% of target, depending on achievement of operating company goals and discretionary adjustment based on individual performance.

                       Executives, from time to time, receive special awards in recognition of outstanding performance or results.

                       Awards to executive officers may not exceed a funding limit established with respect to each executive. The limit is expressed as a percentage of the Corporation's net income.

            LONG-TERM  Our long-term incentive plans are designed to link executive compensation
           INCENTIVES  to stockholder value, to encourage short-term actions consistent with achievement of long-term growth, to reward measurable performance and to build stock ownership among executive officers. Long-term incentives are provided through performance unit, stock option and performance-based stock grants.

          PERFORMANCE  The Performance Unit Incentive Plan is intended to focus participants on
                UNITS  the long-term interests of our stockholders by tying the value of units awarded to achievement of financial measures and to our common stock performance. Target goals are set at the beginning of the performance period. Goals at the corporate level are based on return on equity and income per share from continuing operations, while goals for operating companies, other than our payment services subsidiary, are based on return on capital and net income. Goals for the payment services subsidiary are based on return on equity and net income. The Performance Unit Incentive
                       Plan is offered to a limited group of key executives, including the executive officers named in the Summary Compensation Table.

                       Performance periods generally are three years in length. In conjunction with the spin-off of the consumer products business of the Corporation in
                       1996, a special one-year performance period award was granted in 1996 in lieu of the normal three-year grant with proportionately smaller performance unit grants. A special two-year performance period award, in addition to the normal three-year award, was granted in 1997 with proportionately smaller performance unit grants. The special two-year performance period award granted in 1997, taken with the special one-year performance period award granted in 1996, completes awards for the three-year 1996-1998 performance period cycle.

                       Award payments for units earned are based on the average daily price of our common stock during a ten trading day period following release of earnings after the performance period. Performance unit incentive bonuses paid to executive officers for the period ending December 31, 1998, were based on achieving income and return on equity targets for the two-year performance period ending on that date.

    STOCK OPTIONS AND  Stock options provide a long-term incentive for a broader group of our key
    PERFORMANCE-BASED  employees. Stock options encourage and reward effective management that
                STOCK  results in long-term financial success and increased stockholder value. In
                       1998 stock options were granted for a term of ten years with an exercise price equal to the fair market value on the date of grant. As a result, the options have value only to the extent that the price of our stock increases. Half the number of options granted can be exercised after one year and the other half after two years. Options granted in 1998 contain forfeiture and non-competition provisions.

                       Certain executive officers, including the executive officers named in the
                       Summary Compensation Table, were also awarded performance-based stock in
                       1998. Performance-based stock awards are designed to focus management's attention on value creation as measured by returns to our stockholders; to retain the management team; and to build stock ownership by executive officers. Performance periods are generally three years in length. The stock will be earned only if performance targets, relative to the applicable industry index and proxy comparator group existing at the time of each award, are met or exceeded.

 OWNERSHIP GUIDELINES  Stock ownership guidelines have been adopted which call for executives to own a minimum amount of stock on a direct basis, meaning stock or stock units of the Corporation which are at risk in the market and not simply held under option. The minimum required amount is based on multiples of salary ranging from one and one-half to five times an individual's annual salary, depending on salary level.

                  CEO  Mr. Bohannon's total compensation reflects the Corporation's outstanding
         COMPENSATION  performance in 1998. It also reflects the Committee's assessment of his individual performance, compensation levels at comparator companies, and our belief that retention of his services is of vital importance to the
                       Corporation and its stockholders.

                       Mr. Bohannon received a base salary of $750,000 in 1998, an annual incentive bonus of $1,250,000, a portion of which ($456,000) was deferred and invested in a cash account under the Deferred Compensation Plan for executives, and a special award of 12,000 shares of common stock. His annual bonus was based on maximum achievement of income per share and other performance goals, and the special stock award was based on outstanding financial and operational results in 1998, including successful liquidation of the Corporation's noncore assets and businesses which did not meet required performance criteria.

                       Mr. Bohannon also earned a performance unit incentive bonus of $898,600 for the 1997-1998 performance period, 100% of which was deferred into a stock unit account under the Deferred Compensation Plan for executives.
                       The bonus was based on achievement of return on equity and income per share goals for the two-year period ending December 31, 1998. In 1998, he also received options to purchase 70,000 shares of common stock with an exercise price of $24.7813 per share, and a grant of performance-based stock in the amount of 30,000 shares which will be earned based on the extent to which total stockholder return targets are met relative to total stockholder return of comparator groups over a three-year performance period.

                       Approximately 74% of Mr. Bohannon's total compensation in 1998 consisted of annual and long-term incentive compensation which is at risk because it is tied to achievement of challenging performance goals and to the price of our stock.

 EMPLOYMENT AGREEMENT  The Corporation entered into a new employment agreement with Mr. Bohannon in 1998. Terms and provisions of the agreement are generally described on page 17.

             LIMIT ON  Section 162(m) of the Internal Revenue Code disallows a corporate income
     DEDUCTIBILITY OF  tax deduction on compensation paid to an executive officer named in the
 CERTAIN COMPENSATION  Summary Compensation Table that exceeds one million dollars during the tax year, subject to certain permitted exceptions. To the extent compensation is based upon attaining performance goals set by the committee, the compensation is not included in computation of the limit. The committee intends, to the extent possible and where it believes it is in the best interest of the Corporation and its stockholders, to qualify such compensation as tax deductible. However, it does not intend to permit the provisions of Section 162(m) to erode the effectiveness of the
                       Corporation's overall system of compensation policies and practices. The
                       Board submitted performance goals and certain other terms under the Viad
                       Corp Omnibus Incentive Plan for approval at the 1997 Annual Meeting of
                       Stockholders, as required to allow certain of the compensation payable under this plan to be eligible for deduction.

           CONCLUSION  We believe that our executive compensation program has successfully focused the Corporation's senior management on building profitability and stockholder value. Base salaries and incentive grants are competitive with those offered at comparator companies, and a significant portion of executive compensation is linked directly to individual and corporate performance and to our stock price performance.

                       In 1998, as in previous years, the overwhelming majority of the
                       Corporation's executive compensation was at risk and dependent on performance. We will continue to link executive compensation to corporate performance and enhancement of stockholder value.

                                                          HUMAN RESOURCES COMMITTEE
                                                           Jess Hay, Chairman
                                                           Judith K. Hofer
                                                           Linda Johnson Rice
                                                           John C. Tolleson
                                                           Timothy R. Wallace

                      STOCKHOLDER RETURN PERFORMANCE GRAPH

Set forth below is a line graph comparing, for the five-year period ended December 31, 1998, the yearly percentage change in the cumulative total stockholder return on the Corporation's common stock to the cumulative total return of the Standard & Poor's Midcap 400 Stock Index and the Commercial and Consumer Services Industry Index.

               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN(1)

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                             COMMERCIAL &

                                                   Consumer
             Viad Corp     S&P Midcap 400    Services Index
Dec 93           100.0              100.0             100.0
Dec 94           108.2               96.5              95.0
Dec 95           154.5              126.2             113.1
Dec 96           169.5              150.4             136.7
Dec 97           203.4              198.9             179.3
Dec 98           323.7              236.8             239.2

                                                        1993       1994       1995       1996       1997       1998
                                                      ---------  ---------  ---------  ---------  ---------  ---------
Viad Corp...........................................      100.0      108.2      154.5      169.5      203.4      323.7

S&P Midcap 400......................................      100.0       96.5      126.2      150.4      198.9      236.8

Commercial & Consumer Services......................      100.0       95.0      113.1      136.7      179.3      239.2

---------------------------------

1 Assumes $100 invested on the last trading day of 1993 and all dividends reinvested.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

The following table summarizes the compensation we paid in 1996, 1997 and 1998 to the Chairman, President and Chief Executive Officer and each of the four other most highly compensated executive officers of the Corporation, based on 1998 salary and bonus.

                           SUMMARY COMPENSATION TABLE

                                                       ANNUAL COMPENSATION
                                          ---------------------------------------------
                                                                           OTHER ANNUAL
                                                                           COMPENSATION
NAME AND PRINCIPAL POSITION               YEAR  SALARY ($)   BONUS ($)        ($)(1)
----------------------------------------  ----  ----------   ---------     ------------
Robert H. Bohannon(5)...................  1998   750,000     1,569,500(6)    331,434
  Chairman, President                     1997   650,000      450,000 (7)     17,518
  and CEO                                 1996   307,577      225,000         25,624
L. Gene Lemon...........................  1998   400,457      412,900 (6)     97,660
  Vice President-Administration           1997   397,400      304,000          8,783
  (Retired 12/31/98)                      1996   384,800      138,500          9,077
Frederick J. Martin.....................  1998   433,225      348,000          9,157
  President and CEO of Dobbs              1997   412,269      196,100          8,046
  International Services, Inc.            1996   385,768      259,700         10,205
  (Deceased 1/30/99)
Peter J. Novak..........................  1998   273,975      316,100 (6)     96,996
  Vice President and General              1997   231,533       88,550 (7)      5,650
  Counsel                                 1996   204,483       73,600         11,088
Richard C. Stephan......................  1998   342,700      368,700 (6)     95,347
  Vice President-Controller               1997   333,900      255,400          7,020
  (Retired 3/31/99)                       1996   319,033      114,900          6,712

                                                   LONG-TERM COMPENSATION
                                          ----------------------------------------

                                                   AWARDS               PAYOUTS
                                          -------------------------   ------------
                                          RESTRICTED                   LONG-TERM
                                             STOCK      SECURITIES     INCENTIVE      ALL OTHER
                                            AWARDS      UNDERLYING      PAYOUTS      COMPENSATION
NAME AND PRINCIPAL POSITION                 ($)(2)      OPTIONS (#)      ($)(3)         ($)(4)
----------------------------------------  -----------   -----------   ------------   ------------
Robert H. Bohannon(5)...................       --          70,000      1,081,461(7)     22,500
  Chairman, President                          --         100,000        399,933       469,500(7)
  and CEO                                      --          45,000        446,237        58,918
L. Gene Lemon...........................       --          12,000        522,837        51,371
  Vice President-Administration                --          14,100        357,011        11,922
  (Retired 12/31/98)                           --          22,500        214,523        11,544
Frederick J. Martin.....................       --          20,900        636,649         4,800
  President and CEO of Dobbs                   --          29,200        286,690         4,800
  International Services, Inc.                 --          43,800        260,732         3,194
  (Deceased 1/30/99)
Peter J. Novak..........................       --          15,000        202,200         8,220
  Vice President and General                   --          13,500         --            95,496(7)
  Counsel                                      --          16,300         --             6,104
Richard C. Stephan......................       --          17,000        570,854        10,281
  Vice President-Controller                    --          20,200        281,281        10,017
  (Retired 3/31/99)                            --          35,300        159,633         9,571

---------------------------------

(1) Amounts shown represent reimbursement to executives for payment of taxes on certain items, and in the case of Mr. Bohannon includes $54,215 other annual compensation, of which $15,443 represents financial counseling in 1998.

(2) Dividends are paid on performance-based stock at the same rate as paid to all stockholders. On December 31, 1998, the named executives held shares of performance-based stock having aggregate values as follows: Mr. Bohannon, 80,900 shares valued at $2,457,338; Mr. Lemon, 25,000 shares valued at $759,375; Mr. Martin, 29,200 shares valued at $886,950; Mr. Novak, 15,900 shares valued at $482,963; and Mr. Stephan, 24,100 shares valued at $732,038.

(3) Long-term incentive payouts in 1998 included payments under the Performance Unit Incentive Plan for the 1997-1998 performance period and the vesting of a portion of the Viad Corp and The Dial Corporation shares granted in 1995 under the Performance-Based Stock Plan. Long-term incentive payouts in 1997 included payments under the Performance Unit Incentive Plan for the 1995-1997 performance period and the vesting of a portion of the Viad Corp and The Dial Corporation shares granted in 1994 under the Performance-Based Stock Plan. In 1997 Mr. Bohannon earned a prorated performance unit incentive bonus with respect to the 1995-1997 performance period for the period of time he served as President and Chief Executive Officer of Travelers Express Company, Inc., a payment services subsidiary. No payout with respect to the 1995-1997 performance period was earned at the corporate level. Long-term incentive payouts in 1996 included payments under the Performance Unit Incentive Plan for the 1994-1996 performance period and the 1996 performance period, as well as the vesting of a portion of the Viad Corp and The Dial Corporation shares granted in 1993 under the Performance-Based Stock Plan. Mr. Bohannon earned a performance unit incentive bonus with respect to the 1994-1996 performance period, prorated for the period of time he served as President and Chief Executive Officer of Travelers Express Company, Inc. and prorated for the period of time he served as President and Chief Operating Officer of the Corporation.

(4) Amounts represent matching contributions under the 401(k) Plan and the Supplemental 401(k) Plan, accrued vacation of $38,211 paid upon retirement to Mr. Lemon in 1998, relocation expenses of $55,870 paid to Mr. Bohannon in 1996, and amounts deferred pursuant to the Deferred Compensation Plan for executives (see footnote 7).

(5) Employment agreement dated April 1, 1998 currently provides for an annual salary of $750,000.

(6) Includes a special award of shares of common stock (12,000 shares for Mr. Bohannon and 4,000 shares each for Messrs. Lemon, Novak and Stephan). The special award was based on outstanding financial and operational results in 1998, including successful liquidation of the Corporation's noncore assets and businesses which did not meet required performance criteria.

(7) Mr. Bohannon deferred his total 1998 long-term incentive payout of $898,600, pursuant to the terms of the Deferred Compensation Plan for executives. The long-term incentive deferral was invested in stock units of the Corporation (32,602 units acquired at a price of $27.5625 per unit, the closing price of common stock on the date of investment). This deferred amount is included in the "Long-Term Incentive Payouts" column. Mr. Bohannon and Mr. Novak deferred $450,000 and $88,550 of their respective 1997 bonuses (totaling $900,000 and $177,100, respectively). The deferred amounts were invested in stock units of the Corporation (18,750 and 3,690 stock units for Mr. Bohannon and Mr. Novak, respectively, acquired at a price of $24.00 per unit, the closing price of common stock on the date of investment). The amounts deferred in 1997 are included in the "All Other Compensation" column. \

                       STOCK OPTION GRANTS

                       The following table provides information on stock option grants in 1998 to the executive officers named in the Summary Compensation Table. The amounts shown as potential realizable values are presented for illustrative purposes only. They are calculated based solely on arbitrarily assumed rates of appreciation required by the SEC. The ultimate value of the options depends on the future performance of our common stock and overall stock market conditions. There can be no assurance that the potential realizable values shown in the table will be achieved.

                       Assuming an annual stock price appreciation of 5% and 10% from the grant date through the 10-year term of the option, the amounts shown as potential realizable values would result in an increase in the stock price of $15.59 and $39.49 per share, respectively. The amounts shown as potential realizable values for all stockholders represent the corresponding increase in the aggregate market value of outstanding shares of common stock held by all our stockholders on May 11, 1998, the option grant date. The aggregate price appreciation for all of our stockholders would total approximately $1.48 billion and $3.74 billion, respectively.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                       POTENTIAL REALIZABLE VALUE
                                                                                       AT ASSUMED ANNUAL RATES OF
                                                                                      STOCK PRICE APPRECIATION FOR
                                               INDIVIDUAL GRANTS
                            --------------------------------------------------------
                              NUMBER OF
                             SECURITIES
                             UNDERLYING      % OF TOTAL
                               OPTIONS     OPTIONS GRANTED   EXERCISE                         OPTION TERM
                               GRANTED     TO EMPLOYEES IN     PRICE     EXPIRATION   ----------------------------
NAME                           (#)(1)        FISCAL YEAR    ($/SHARE)(1)    DATE                        10%($)
--------------------------  -------------  ---------------  -----------  -----------                 -------------
                                                                                          5%($)
                                                                                      -------------
Robert H. Bohannon........       70,000           7.28%        24.7813      5/11/08       1,090,950      2,764,636

L. Gene Lemon(2)..........       12,000           1.25%        24.7813      5/11/08         187,020        473,938

Frederick J. Martin(2)....       20,900           2.17%        24.7813      5/11/08         325,727        825,441

Peter J. Novak............       15,000           1.56%        24.7813      5/11/08         233,775        592,422

Richard C. Stephan(2).....       17,000           1.77%        24.7813      5/11/08         264,945        671,412

ALL STOCKHOLDERS' STOCK
  PRICE APPRECIATION......          N/A             N/A            N/A          N/A    1.48 BILLION   3.74 BILLION

                            -------------------------------
                            (1)   The option exercise price is the average of the high and low selling prices of our common stock on the New York Stock Exchange on May 11, 1998, the grant date. Fifty percent of options become exercisable one year after grant and the balance become exercisable two years after grant. The options are subject to forfeiture and noncompetition provisions. Each option contains the right to surrender the option for cash during certain tender offers. The exercise price may be paid by delivery of already owned shares, and tax withholding obligations resulting from the exercise may be paid by surrendering a portion of the shares being acquired, subject to certain conditions.

                            (2)   Potential realizable value amounts shown are as of the date of grant through the
                            10-year option term. Provisions relating to retirement and death cause Mr. Lemon's and Mr.
                                  Stephan's option terms to expire five years after their respective retirement dates and Mr. Martin's option term to expire one year after his death.

                            AGGREGATED STOCK OPTION EXERCISES AND VALUES

                            The following table lists the number of shares acquired and the value realized as a result of option exercises during 1998 by the executive officers listed in the Summary Compensation
                            Table. The amounts listed in the column relating to the value of unexercised options, unlike the amounts set forth in the column headed "Value Realized," have not been, and might never be, realized. The underlying options might not be exercised; and actual gains on exercise, if any, will depend on the value of our common stock on the dates of exercise. There can be no assurance that these values will be realized.

                            AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FISCAL YEAR-END OPTION VALUES

                                                             NUMBER OF SECURITIES
                                                                  UNDERLYING        VALUE OF UNEXERCISED
                                                             UNEXERCISED OPTIONS    IN-THE-MONEY OPTIONS
                                   SHARES                       AT FY-END (#)          AT FY-END ($)
                                 ACQUIRED ON      VALUE          EXERCISABLE/           EXERCISABLE/
NAME                            EXERCISE (#)   REALIZED ($)     UNEXERCISABLE         UNEXERCISABLE(1)
------------------------------  -------------  ------------  --------------------  ----------------------
Robert H. Bohannon............         None           None     186,470    120,000    3,029,663    993,119
L. Gene Lemon.................       65,015      1,123,076     371,603     19,050    7,492,389    151,944
Frederick J. Martin...........         None           None     280,372     35,500    5,159,056    292,564
Peter J. Novak................       25,629        521,094     126,176     21,750    2,462,492    165,116
Richard C. Stephan............       18,629        206,367     174,138     27,100    3,064,571    216,608
---------------------------------

(1)   The closing price of the Corporation's common stock on December 31, 1998, was $30.375. The information shown reflects options accumulated over periods of up to ten years.

                                 LONG-TERM INCENTIVE PLAN GRANTS AND ESTIMATED PAYOUTS

                       The following table provides information on Performance Unit Incentive
                       Plan grants and Performance-Based Stock Plan grants made in 1998 to each of the executive officers named in the Summary Compensation Table.

                    LONG-TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR

                                                                                         ESTIMATED FUTURE PAYOUTS UNDER
                                                                                              NON-STOCK BASED PLANS
                                                                                     ---------------------------------------
                                                          NUMBER OF    PERFORMANCE     THRESHOLD      TARGET       MAXIMUM
                                                          UNITS OR       PERIOD       (NUMBER OF    (NUMBER OF   (NUMBER OF
                            NAME                           SHARES     UNTIL PAYOUT      UNITS)        UNITS)       UNITS)
                            ---------------------------  -----------  -------------  -------------  -----------  -----------
                            PERFORMANCE UNITS INCENTIVE PLAN(1)
                            Robert H. Bohannon.........      20,630        3 years         5,160        20,630       41,260
                            L. Gene Lemon..............       5,000(3)      3 years        1,250         5,000       10,000
                            Frederick J. Martin........       7,500(3)      3 years        1,880         7,500       15,000
                            Peter J. Novak.............       5,810        3 years         1,450         5,810       11,620
                            Richard C. Stephan.........       6,480(3)      3 years        1,620         6,480       12,960

                            PERFORMANCE-BASED STOCK PLAN(2)
                            Robert H. Bohannon.........      30,000        3 years        N/A           N/A          N/A
                            L. Gene Lemon..............       6,600(3)      3 years       N/A           N/A          N/A
                            Frederick J. Martin........       8,100        3 years        N/A           N/A          N/A
                            Peter J. Novak.............       6,600        3 years        N/A           N/A          N/A
                            Richard C. Stephan.........       7,800(3)      3 years       N/A           N/A          N/A

                            ---------------------------------

                            (1)   The assumed value of the units awarded was $28.375, which was the average price of the
                                  Corporation's common stock on the date of grant. The value of the units for any payment of an award is based on the average daily price of the stock during a ten trading day period following public announcement of annual earnings after the performance period. Payouts of awards are dependent upon achievement of return on equity or capital and income per share or income targets which are established at the beginning of the performance period.

                            (2)   The stock is earned pro rata to the extent our total stockholder return performance targets are met or exceeded relative to the applicable stock index and proxy comparator group existing at the time of each award. Dividends are paid on performance-based stock at the same rate as paid to all stockholders.

                            (3)   Messrs. Lemon and Stephan retired from the Corporation December 31, 1998, and March
                            31, 1999, respectively, and Mr. Martin died January 30, 1999. Accordingly, the number of performance units earned at the end of the performance period will be prorated with respect to each individual. The number of shares of performance-based stock will also be prorated in the case of Messrs. Lemon and Stephan.

                               EXECUTIVE EMPLOYMENT, CONSULTING AND SEVERANCE AGREEMENTS

 EMPLOYMENT AGREEMENT  Mr. Bohannon is employed pursuant to an employment agreement dated April
                       1, 1998, having an initial term of three years. The three-year term of his agreement is automatically renewed each year.

                       The agreement provides for a current annual salary of $750,000, subject to adjustment by action of the Human Resources Committee and Board. The agreement also provides that Mr. Bohannon is entitled to participate in all incentive compensation and other fringe benefit programs offered to other

                       executive officers. Payment of awards under the incentive compensation plans is subject to the sole discretion of the Human Resources Committee.

                       The agreement may be terminated by the Corporation for cause or at the discretion of the Board. Mr. Bohannon may also terminate the agreement upon at least 180 days' advance written notice. Severance obligations of the Corporation vary depending on the circumstances of termination. Mr.
                       Bohannon has agreed not to compete with the Corporation for a three-year period following termination of his employment.

           CONSULTING  The Corporation has entered into a consulting agreement with Mr. Stephan
            AGREEMENT  effective as of March 31, 1999, the date of his retirement. Mr. Stephan will provide consulting services, primarily in the area of accounting, for a two-year period at an annual fee of $70,000.

            SEVERANCE  The Corporation has entered into an executive severance agreement with Mr.
           AGREEMENTS  Bohannon. The agreement provides that if his employment terminates for any reason (other than because of death, disability, or normal retirement)
                       within 18 months after a change in control of the Corporation, he will receive severance compensation. The maximum amount the agreement provides for consists of a lump sum payment of three times his highest yearly salary, incentive plan payments and fringe benefits. The agreement also provides a tax gross-up feature, so that he does not have to pay excise taxes imposed by the Internal Revenue Code on payments made pursuant to the agreement. Payments are reduced by other severance benefits paid by the Corporation, but would not be offset by any other amounts. Mr.
                       Bohannon will also be credited with years of service equal to the number of years needed to attain 20 years of service.

                       The Corporation has also entered into an executive severance agreement with Mr. Novak and certain other executive officers. The agreements provide benefits similar to those in the agreement described above, except that if employment terminates involuntarily or they leave for a good reason (as defined in such agreements) they would receive three times their yearly salary, incentive payments and fringe benefits, and if employment terminates because they leave voluntarily during the 30-day period following the first anniversary of the change in control, they would receive two times such compensation.

                       Messrs. Lemon, Martin and Stephan were parties to executive severance agreements prior to retirement in the case of Messrs. Lemon and Stephan, and death in the case of Mr. Martin. The agreements are no longer in effect.

                                                     PENSION PLANS

                       The following table shows estimated annual retirement benefits payable to covered participants for the years of service and compensation level indicated. It assumes retirement at age 65. The benefits are paid under the Viad Companies Retirement Income Plan and applicable schedules of the
                       Supplemental Pension Plan which prevents the loss of pension benefits otherwise payable except for the limitations of Section 415 of the
                       Internal Revenue Code. The compensation covered by these plans is annual salary and annual bonus, as reported in the Summary Compensation Table.
                       Actual benefits will be calculated on the basis of the average of a participant's last five years of covered compensation prior to retirement;
                       however, in some cases the average of a participant's highest five years of annual bonus will be included in covered compensation.

                                                 PENSION PLAN TABLE(1,2)

                                                             YEARS OF SERVICE(3)
                                            ------------------------------------------------------
                       REMUNERATION         10 YEARS   15 YEARS   20 YEARS   25 YEARS    30 YEARS
                       -------------------  ---------  ---------  ---------  ---------  ----------

                       $ 125,000..........  $  19,538  $  29,307  $  39,075  $  48,845  $   58,614
                       150,000............     23,788     35,682     47,575     59,470      71,364
                       175,000............     28,038     42,057     56,075     70,095      84,114
                       200,000............     32,288     48,432     64,575     80,720      96,864
                       225,000............     36,538     54,807     73,075     91,345     109,614
                       250,000............     40,788     61,182     81,575    101,970     122,364
                       300,000............     49,288     73,932     98,575    123,220     147,864
                       400,000............     66,288     99,432    132,575    165,720     198,864
                       500,000............     83,288    124,932    166,575    208,220     249,864
                       600,000............    100,288    150,432    200,575    250,720     300,864
                       700,000............    117,288    175,932    234,575    293,220     351,864
                       800,000............    134,288    201,432    268,575    335,720     402,864
                       900,000............    151,288    226,932    302,575    378,220     453,864
                       1,000,000..........    168,288    252,432    336,575    420,720     504,864
                       1,100,000..........    185,288    277,932    370,575    463,220     555,864
                       1,200,000..........    202,288    303,432    404,575    505,720     606,864
                       1,300,000..........    219,288    328,932    438,575    548,220     657,864
                       1,400,000..........    236,288    354,432    472,575    590,720     708,864
                       1,500,000..........    253,288    379,932    506,575    633,220     759,864
                       1,600,000..........    270,288    405,432    540,575    675,720     810,864
                       1,700,000..........    287,288    430,932    574,575    718,220     861,864
                       1,800,000..........    304,288    456,432    608,575    760,720     912,864
                       1,900,000..........    321,288    481,932    642,575    803,220     963,864
                       2,000,000..........    338,288    507,432    676,575    845,720   1,014,864

                    -----------------------------------------------------

                   (1) The Internal Revenue Code (Code) and the Employee Retirement Income Security Act (ERISA) limit the annual benefits which may be paid from a tax-qualified retirement plan. As permitted by the Code and ERISA, we have supplemental plans which authorize the payment of benefits calculated under provisions of the retirement plan which may be above the limits permitted under the Code and ERISA for those executives entitled to participate in the supplemental plans.

                   (2) Benefits are computed on a single-life annuity basis. Such benefits reflect a reduction to recognize some of the Social Security benefits to be received by the employee. The amounts shown are before any adjustment for joint and survivorship provisions, which would reduce, in some cases, the amounts shown in the table.

                   (3) Messrs. Bohannon and Novak currently have 5 years and 30 years of credited service, respectively. The estimated annual retirement benefits payable to Messrs. Bohannon and Novak, assuming retirement at age 65 with 17 years credited service in the case of Mr. Bohannon and a full 30 years credited service in the case of Mr. Novak, are $612,445, and $286,311, respectively. Mr. Lemon retired effective December 31, 1998, with an annual retirement benefit of $362,874; Mr. Stephan retired effective March 31, 1999, with an annual retirement benefit of $319,044; and Mr. Martin died January 30, 1999, with an annual retirement benefit of $71,764, payable to his surviving spouse.

                                                   LEGAL PROCEEDINGS

                       The Corporation and certain subsidiaries are plaintiffs or defendants to various actions, proceedings and pending claims, including pending or potential claims by or on behalf of approximately 6,500 former railroad workers claiming asbestos related health conditions from exposure to railroad equipment made by former subsidiaries. Certain of these pending legal actions are or purport to be class actions. Some of the foregoing involve, or may involve, compensatory, punitive or other damages.
                       Litigation is subject to many uncertainties, and it is possible that some of the legal actions, proceedings or claims could be decided against us.
                       Although the amount of liability at December 31, 1998, with respect to these matters is not ascertainable, we believe that any resulting liability will not have a material effect on our financial position or results of operations.

                       We are subject to various environmental laws and regulations of the United
                       States as well as of the states and other countries in whose jurisdictions we have or had operations and are subject to certain international agreements. As is the case with many companies, we face exposure to actual or potential claims and lawsuits involving environmental matters. Although we are a party to certain environmental disputes, we believe that any liabilities resulting therefrom, after taking into consideration amounts already provided for, exclusive of any potential insurance recoveries, will not have a material effect on our financial position or results of operations.

                              COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

                       The following directors served on the Human Resources Committee during all of 1998: Mr. Hay, Chairman; Mmes. Hofer and Rice; and Mr. Wallace. None of
                       these directors is or has been an officer or employee of the Corporation or any of its subsidiaries or has had any other relationship with the
                       Corporation or any of its subsidiaries requiring disclosure under the applicable rules of the Securities and Exchange Commission.

                                           SELECTION OF INDEPENDENT AUDITORS

                       The following resolution concerning the appointment of independent auditors will be offered at the meeting:

                       RESOLVED, that the appointment of Deloitte & Touche LLP to audit the accounts of the Corporation and its subsidiaries for the fiscal year 1999 is hereby ratified and approved.

                       Deloitte & Touche LLP has audited our accounts and those of our subsidiaries for many years. The Board appointed them as our independent auditors for 1999, upon recommendation of our Audit Committee. We expect that a representative of Deloitte & Touche LLP will attend the meeting, respond to appropriate questions, and be afforded the opportunity to make a statement.

                       THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE APPOINTMENT
                       OF DELOITTE & TOUCHE LLP AS THE CORPORATION'S INDEPENDENT AUDITORS FOR
                       1999.

                                         VOTING PROCEDURES/REVOKING YOUR PROXY

               VOTING  Directors must receive a plurality of the shares present and voting in
           PROCEDURES  person or by proxy, in order to be elected. A plurality means receiving the largest number of votes, regardless of whether that is a majority. All matters other than the election of directors submitted to you at the meeting will be decided by a majority of the votes cast on the matter, except as otherwise provided by law or our Certificate of Incorporation or
                       Bylaws. You may not cumulate votes.

                       Stockholders who fail to return a proxy or attend the meeting will not count towards determining any required plurality, majority or quorum.
                       Stockholders and brokers returning proxies or attending the meeting who abstain from voting on a proposition will count towards determining a quorum, plurality or majority for that proposition.

                       If you are a participant in a 401(k) plan of the Corporation or one of its subsidiaries and/or the Viad Corp Employees' Stock Ownership Plan Trust
                       (ESOP Plan), your proxy will serve as a voting instruction to the respective Trustee. In a 401(k) plan or in the ESOP Plan, if no voting instructions are received from a participant, the Trustees will vote those shares in accordance with the majority of shares voted in such Plans for which instructions were received or in the discretion of such Trustees as their fiduciary duty may require.

                       Your proxy will be voted in accordance with the instructions you place on the proxy card. Unless otherwise stated, all shares represented by your returned signed proxy will be voted as noted on the first page of this proxy statement.

     PROXY REVOCATION  Proxies may be revoked if you:

                       - Deliver a signed, written revocation letter, dated later than the proxy, to Scott E. Sayre, Secretary, at our Phoenix address listed above.

                       - Deliver a signed proxy, dated later than the first one, to Norwest Bank
                         Minnesota, N.A.; Shareowner Services; P.O. Box 64854; St. Paul,
                         Minnesota 55164-0854.

                       - Attend the meeting and vote in person or by proxy. Attending the meeting alone will not revoke your proxy.

         SOLICITATION  Solicitation of proxies will be made primarily through the use of the
           OF PROXIES  mails, but regular employees of the Corporation may solicit proxies personally, by telephone or telegram. The Corporation has retained Norwest
                       Bank Minnesota, N.A. to assist it in connection with the solicitation at an estimated fee of $1,500, plus out-of-pocket expenses. We will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to beneficial owners of shares.

                               SUBMISSION OF STOCKHOLDER PROPOSALS AND OTHER INFORMATION

                       From time to time stockholders present proposals which may be proper subjects for inclusion in the proxy statement and form of proxy for consideration at the Annual Meeting of Stockholders. To be considered in the proxy statement or considered at an annual or special meeting, proposals must be submitted on a timely basis, in addition to meeting other legal requirements. We must receive proposals for the 2000 Annual
                       Meeting of Stockholders no later than December 2, 1999, for possible inclusion in the proxy statement, or between January 12 and February 11,
                       2000, for possible consideration at the meeting, which is expected to be held on Tuesday, May 9, 2000. Proposals or related questions should be directed in writing to the undersigned.

                                                     OTHER BUSINESS

                       The Board of Directors knows of no other matters to be brought before the meeting. If any other business should properly come before the meeting, the persons appointed in the enclosed proxy have discretionary authority to vote in accordance with their best judgment.

                       A COPY OF THE CORPORATION'S 1998 ANNUAL REPORT ON FORM 10-K TO THE
                       SECURITIES AND EXCHANGE COMMISSION MAY BE OBTAINED BY STOCKHOLDERS WITHOUT
                       CHARGE UPON WRITTEN REQUEST TO CAROL KOTEK, VIAD CORP, CORPORATE
                       SECRETARY'S DEPARTMENT, VIAD TOWER, PHOENIX, ARIZONA 85077-2227. YOU MAY
                       ALSO OBTAIN OUR SEC FILINGS THROUGH THE INTERNET AT WWW.SEC.GOV.

                                                        By Order of the Board of Directors
                                                                 Scott E. Sayre
                                                                   SECRETARY

                                         PLEASE VOTE -- YOUR VOTE IS IMPORTANT

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                                             VOTE BY TELEPHONE
VIAD                                     QUICK *** EASY *** IMMEDIATE                                           COMPANY #
                                  CALL TOLL FREE *** ON A TOUCH TONE TELEPHONE                                  CONTROL #
                                        1-800-240-6326 - ANYTIME

-----------------------------------------------------------------------------------------------------------------------------------

Your telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, dated, signed and returned your proxy card.  The deadline for telephone voting is noon (ET), May 10, 1999.

AUTOMATED TELEPHONE VOTING INSTRUCTIONS

1. Using a touch-tone telephone, dial 1-800-240-6326. Please make sure you stay on the line until you receive a confirmation of your vote.

2. When prompted, enter the 3-digit Company Number located in the box on the upper right-hand corner of the proxy card.

3. When prompted, enter your 7-digit numeric Control Number that follows the Company Number.

   OPTION #1: To vote as the Board of Directors recommends on ALL proposals: Press "1". When asked, please confirm your vote by pressing "1". THANK YOU FOR VOTING.

   OPTION #2: If you choose to vote on each proposal separately: Press "0". You will hear these instructions:

       Proposal 1: To vote FOR ALL nominees, press "1"; to WITHHOLD FOR ALL nominees, press "9"; to WITHHOLD FOR AN INDIVIDUAL nominee, press "0" and listen to the instructions.

       Proposal 2: To vote FOR, press "1"; AGAINST, press "9"; ABSTAIN, press "0".

       UNLESS YOU INDICATE OTHERWISE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.

                                       WHEN ASKED, PLEASE CONFIRM YOUR VOTE BY PRESSING "1".

                          THANK YOU FOR VOTING. IF YOU VOTE BY TELEPHONE, DO NOT MAIL BACK YOUR PROXY.


                                                                - Please detach here -
-----------------------------------------------------------------------------------------------------------------------------------

1. Election of directors:    Judith K. Hofer 01     Jack F. Reichert 02     / / FOR all nominees listed (except       / / WITHHOLD
                                                                                as marked to the contrary below)         AUTHORITY

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,    -------------------------------------------------------
WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.)   -------------------------------------------------------

2. Ratification of appointment of Deloitte & Touche LLP as independent      / / FOR         / / AGAINST      / / ABSTAIN
   auditors for 1999.

Address Change? Mark Box / /                                                  Date
Indicate changes below:                                                           -----------------------------------------------

                                                                          -------------------------------------------------------

                                                                          -------------------------------------------------------
                                                                          Signature(s) in Box
                                                                          THIS PROXY CARD MUST BE SIGNED EXACTLY AS NAME APPEARS
                                                                          THEREON.
                                                                          When shares are held by joint tenants, both should sign.
                                                                          When signing as attorney, executor, administrator,
                                                                          trustee or guardian, please give full title as such.  If
                                                                          a corporation, please sign in full corporate name by
                                                                          president or other authorized officer.  If a partnership,
                                                                          please sign in partnership name by authorized person.


             VIAD CORP
           ANNUAL MEETING

       TUESDAY, MAY 11, 1999
9:00 A.M., MOUNTAIN STANDARD TIME















-----------------------------------------------------------------------------------------------------------------------------------

VIAD CORP                                                              THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
VIAD TOWER
1850 NORTH CENTRAL AVENUE
PHOENIX, ARIZONA 85077

The undersigned hereby appoints Robert H. Bohannon and Jess Hay, or either of them, with full power of substitution to each, as attorneys and proxies to represent the undersigned at the Annual Meeting of Stockholders of Viad Corp to be held on Tuesday, May
11, 1999, at 9:00 a.m., Mountain Standard Time, and at any adjournment(s) thereof, and to vote all shares of Common Stock which the undersigned may be entitled to vote at said meeting as directed below with respect to the proposals as set forth in the proxy statement, and in their discretion upon any other matters that may properly come before said meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS
GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

IT IS IMPORTANT THAT YOU VOTE, SIGN AND RETURN YOUR PROXY AS SOON AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

                                                                                                                   SEE REVERSE SIDE